UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

 _______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): October 24, 2023

_______________________________

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

_______________________________

Virginia	000-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, Virginia 22824
(Address of principal executive offices) (Zip Code)

(540) 984-4141

(Registrant’s telephone number, including area code)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

Merger Agreement

On October 24, 2023, Shenandoah Telecommunications Company (“Shentel”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Horizon Acquisition Parent LLC, a Delaware limited liability company (“Horizon”), Fox Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of Shentel (“Merger Sub I”), Fox Merger Sub II, a Delaware limited liability company and wholly-owned subsidiary of Shentel (“Merger Sub II”), the sellers set forth on the signature pages thereto (each, a “Seller” and collectively, the “Sellers”) and Novacap TMT V, L.P., as representative of the Sellers (the “Seller Representative”). Pursuant to, and subject to the terms and conditions set forth in, the Merger Agreement, on the closing date (the “Closing Date”), (i) Merger Sub I will be merged with and into Horizon (“Merger I”), with Horizon surviving Merger I as a direct, wholly-owned subsidiary of Shentel, and (ii) immediately following the consummation of Merger I, Horizon, as the surviving entity in Merger I, will merge with and into Merger Sub II (“Merger II” and, together with Merger I, the “Mergers”), with Merger Sub II surviving Merger II as a direct, wholly-owned subsidiary of Shentel.

Subject to the terms and conditions of the Merger Agreement, on the Closing Date, Shentel will acquire 100% of the outstanding equity interests of Horizon in exchange for (i) issuing approximately 4.08 million shares of common stock, no par value, of Shentel (“Common Stock”) to an investment fund managed by affiliates of GCM Grosvenor (“GCM”), which is one of the Sellers; and (ii) $305 million in cash payable to the other Sellers, subject to customary and other adjustments as of the Closing Date. In addition, Shentel will pay certain Sellers an additional amount in cash based on Horizon’s capital expenditures funded by capital contributions of such Sellers between July 1, 2023 and the Closing Date, plus interest in the amount of 6.00% per annum, not to exceed $65 million in the aggregate.

The Merger Agreement contains customary and other representations and warranties as well as covenants by each of the parties. The representations and warranties contained in the Merger Agreement generally will not survive the closing, and Shentel’s primary recourse with respect to damages resulting from a breach of such representations and warranties of the Sellers or the Company will be against a representations and warranties insurance policy to be issued to Shentel in connection with the consummation of the Mergers.

The obligation of each party to consummate the Mergers is subject to a number of conditions, including, among others, (a) the receipt of the required regulatory approvals without the imposition of a Burdensome Condition (as such term is defined in the Merger Agreement), (b) the continued listing on the NASDAQ Stock Exchange of the Common Stock, (c) the absence of a Material Adverse Change (as such term is defined in the Merger Agreement) with respect to Horizon and (d) the execution and delivery of the Investor Rights Agreement (as defined below) with GCM.

The Merger Agreement contains certain termination rights for both Shentel and Horizon, including if there is a failure to complete the Mergers on or before May 1, 2024 (the “End Date”); provided, that if on May 1, 2024, (i) all of the conditions to the closing, other than the receipt of one or more Required Regulatory Approvals and actions that by their nature are to be performed or waived at the closing have been satisfied or (ii) Shentel has exercised its right to delay the closing in accordance with the terms and conditions of the Merger Agreement, then the End Date shall automatically be extended to and shall be deemed to be July 1, 2024. In the event that the Closing Date otherwise would occur on a date that is not the first business day of a calendar month, Shentel has the right to delay the closing until the first business day of the next calendar month or, in certain circumstances, the first business day of the next calendar quarter.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

GCM Investor Rights Agreement

In connection with the consummation of the transactions contemplated by the Merger Agreement, on the Closing Date, Shentel will enter into an Investor Rights Agreement (the “Investor Rights Agreement”) with GCM. Subject to the terms and conditions set forth in the Investor Rights Agreement, on the Closing Date, the board of directors of Shentel (the “Board”) will appoint a director designated by GCM to the Board as a member of the director class expiring in 2025 (or, in certain circumstances, GCM will have the right to designate a non-voting Board observer until such time as the GCM’s designee is seated on the Board).

So long as GCM holds at least 5.0% of Shentel’s outstanding Common Stock, GCM will have the right to nominate a director to the Board and will be subject to certain standstill provisions and voting covenants. GCM also will be subject to certain transfer restrictions, including a lock-up on transfer of the shares of Common Stock until the first anniversary of the Closing Date. GCM will also have customary demand and piggy-back registration rights, and certain other rights, including, among others, preemptive and information rights. The demand and piggy-back registration rights will be subject to blackout periods and certain additional conditions.

The foregoing description of the Investor Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Investor Rights Agreement attached as Exhibit B to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ECP Investment Agreement

Contemporaneously with the execution of the Merger Agreement, Shentel and Shentel Broadband Holding Inc., a wholly-owned subsidiary of Shentel (“Shentel Broadband”), entered into an investment agreement (the “Investment Agreement”) with ECP Fiber Holdings, LP, a Delaware limited partnership (“ECP Investor”), and, solely for the limited purposes set forth therein, Hill City Holdings, LP, a Delaware limited partnership affiliated with ECP Investor (“Hill City”). Subject to the terms and conditions set forth in the Investment Agreement, on the Closing Date, Shentel Broadband will issue to ECP Investor 81,000 shares of Shentel Broadband’s 7% Series A Participating Exchangeable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a purchase price of $1,000 per share in exchange for $81 million in cash. The Series A Preferred Stock will be exchangeable in certain circumstances for shares of Common Stock.

Dividends on the Series A Preferred Stock will accrue at 7% per annum compounded and payable quarterly in arrears, and, at Shentel’s option, may be paid in cash or in kind (such dividends paid in kind, “PIK Dividends”). The PIK Dividend rate is subject to increase to 8.5% and 10% after the fifth and seventh anniversaries of the Closing Date, respectively, to the extent any dividends accrued during the period from and including such anniversary dates are paid in the form of PIK Dividends.

Beginning two years after the Closing Date, Shentel may require ECP Investor to exchange the Series A Preferred Stock for shares of Common Stock if the price per share of the Common Stock exceeds 125% of the Exchange Price (as such term is defined in the Investment Agreement), subject to certain conditions. After five years, Shentel also may redeem all of the Series A Preferred Stock for the greater of (i) $1,000 per share, plus (a) any accrued PIK Dividend amount and (b) accrued and unpaid dividends to, but excluding the redemption date (to the extent such accrued and unpaid dividends are not included in such PIK Dividend amount), and (ii) the value of the shares of Common Stock for which such Series A Preferred Stock are exchangeable.

Prior to the Closing Date, Shentel will file a certificate of designations with the Secretary of State of the State of Delaware setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock, including the foregoing (the “Certificate of Designations”).

Under the terms of the Investment Agreement, ECP Investor will have the right to nominate a director (the “ECP Investor Director”) to the Board so long as ECP Investor holds at least 7.5% of Shentel’s outstanding Common Stock (including on an as exchanged basis with respect to the Series A Preferred Stock). At the first annual meeting of Shentel’s shareholders following the execution of the Investment Agreement, Shentel will seek shareholder approval of an amendment to its articles of incorporation to increase the size of the Board to permit the ECP Investor Director to be seated. In the event that the ECP Investor Director is not seated on the Board, ECP Investor will have the right to designate a non-voting Board observer until such time as the ECP Investor Director is seated on the Board. Additionally, if the ECP Investor Director is not seated on the Board after the next annual meeting of Shentel’s shareholders, the dividend rate on the Series A Preferred Stock will increase by 100 basis points until the ECP Investor Director is seated.

So long as ECP Investor holds at least 7.5% of Shentel’s outstanding Common Stock (including on an as exchanged basis with respect to the Series A Preferred Stock), ECP Investor will be subject to certain standstill provisions and voting covenants and will have certain other rights with respect to the shares of Series A Preferred Stock, including, among others, pre-emptive, information and participation rights. The shares of Series A Preferred Stock will be subject to a lock-up until the first anniversary of the Closing Date and will be subject to certain other transfer restrictions.

Pursuant to a Registration Rights Agreement, to be entered into on the Closing Date, by and among Shentel, Shentel Broadband, ECP Investor and Hill City (the “Registration Rights Agreement”), ECP Investor will have customary demand and piggy-back registration rights with respect to the shares of Common Stock issuable upon exchange of the Series A Preferred Stock. The demand and piggy-back registration rights will be subject to blackout periods and certain additional conditions.

The obligation of each party to consummate the Investment Agreement and the transactions contemplated therein is subject to a number of conditions, including, among others, (a) the consummation of the Mergers in accordance with the terms of the Merger Agreement, (b) the satisfaction of certain regulatory requirements, as further described in the Investment Agreement, (c) the completion of a corporate reorganization of Shentel’s subsidiaries (the “Reorganization”), and (d) the absence of a Material Adverse Effect with respect to Shentel and its Subsidiaries (as such terms are defined in the Investment Agreement). Upon completion of the Reorganization, Shentel Broadband, directly or through its subsidiaries, will hold all of the operating assets of Shentel, except for any Holding Company Assets (as defined in the Investment Agreement).

Each of the Merger Agreement and the Investment Agreement contain customary and other representations, warranties and covenants by the parties. The representations and warranties of the parties in each agreement are subject to certain important qualifications and limitations set forth in confidential disclosure schedules delivered by one party to the other parties to the agreement, and were made solely for purposes of the Merger Agreement or the Investment Agreement. The representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties are primarily intended to establish circumstances in which either of the parties may not be obligated to consummate the Mergers or the transactions contemplated by the Investment Agreement, rather than establishing matters as facts. In addition, the Merger Agreement, with respect to Horizon, and the Investment Agreement, with respect to Shentel, provides that each party will, until the applicable Closing Date, use commercially reasonable efforts to operate its respective businesses in all material respects in the ordinary course. Each of Shentel and Horizon is subject to restrictions, as specified in the Merger Agreement, and with respect to Shentel only, as specified in the Investment Agreement, on certain actions such company may take prior to the Closing Date, including related to amending organizational documents, issuing or repurchasing capital stock, engaging in certain business transactions and incurring indebtedness.

The foregoing description of the Investment Agreement, the Certificate of Designation, the Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Investment Agreement, and the Form of Certificate of Designations and the Form of Registration Rights Agreement, attached to Investment Agreement as Exhibit A and Exhibit D, respectively, which are filed as Exhibit 2.2 and attached to the Merger Agreement filed as Exhibit 2.1, to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment No. 2 to Credit Agreement

On October 24, 2023, Shentel entered into the Consent and Amendment No. 2 to Credit Agreement (the “Second Amendment”) to its existing Credit Agreement, dated as of July 1, 2021, with various financial institutions party thereto (the “Lenders”) and CoBank, ACB, as administrative agent for the Lenders (as previously amended by the Amendment No. 1 to Credit Agreement, dated as of May 17, 2023, the “Credit Agreement”).

The Second Amendment provides for, among other things, an increase in the maximum permitted incremental term loans permitted to be incurred under the Credit Agreement to $275,000,000, and the flexibility to use up to $50,000,000 of this amount to increase the revolving commitments under the Credit Agreement (the “Incremental Financing”).

In connection with the Second Amendment, Shentel and Shentel Broadband also entered into a commitment letter (the “Commitment Letter”), dated October 24, 2023, with CoBank, ACB, Citizens Bank, N.A., Bank of America, N.A. and Fifth Third Bank, National Association (the “Commitment Parties”), pursuant to which the Commitment Parties have provided their commitments to fund the full amount of the Incremental Financing, the proceeds of which are to be used, in part, to finance the Mergers.

The foregoing description of the Second Amendment and the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment and the Commitment Letter, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth above under the headings “ECP Investment Agreement” and “GCM Investor Rights Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 24, 2023, by and among Shenandoah Telecommunications Company, Fox Merger Sub I Inc., Fox Merger Sub II LLC, Horizon Acquisition Parent LLC, Novacap TMT V, L.P. and the Sellers set forth on the signature pages thereto.*

2.2	Investment Agreement, dated October 24, 2023, by and among Shenandoah Telecommunications Company, Shentel Broadband Holding Inc., ECP Fiber Holdings, LP and, solely for the limited purposes specified therein, Hill City Holdings, LP.*

10.1	Consent and Amendment No. 2 to Credit Agreement, dated October 24, 2023, by and among Shenandoah Telecommunications Company, certain of its subsidiaries, CoBank ACB, as administrative agent, and the lenders party thereto.

10.2	Commitment Letter, dated October 24, 2023, by and among Shenandoah Telecommunications Company, certain of its subsidiaries, CoBank ACB, Citizens Bank, N.A., Bank of America, N.A. and Fifth Third Bank, National Association.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Shentel agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

Forward-Looking Statements

This communication contains forward-looking statements about Shentel within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) regarding, among other things, its business strategy, its prospects and its financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “plans,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. A discussion of other factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q. Those factors may include, among others, the ability to obtain the required regulatory approvals and satisfy the closing conditions required for the Mergers and the other transactions contemplated therein or in connection therewith (collectively, the “Transaction”), Shentel's ability to obtain the financing for the Transaction, the closing of the Transaction may not occur on time or at all, the expected savings and synergies from the Transaction may not be realized or may take longer or cost more than expected to realize, changes in overall economic conditions including rising inflation, regulatory requirements, changes in technologies, changes in competition, demand for our products and services, availability of labor resources and capital, natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, and other conditions. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Dated: October 26, 2023	/s/ James J. Volk
James J. Volk
Senior Vice President – Chief Financial Officer